UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – August 27, 2004

(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT
SHREVEPORT CAPITAL CORPORATION

 (Exact name of registrant as specified in its charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5601 Bridge Street, Suite 300, Fort Worth, Texas		76112-2355
(Address of principal executive offices)		(Zip Code)

Area Code (817) 492-7065
(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐ Pre-commencement communications pursuant to rule 13c-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 27, 2004, Hollywood Casino Shreveport (“HCS” or the “Company”), acting by and through its managing general partner, HCS I, Inc., entered into an agreement (the “Agreement”) with Eldorado Resorts, LLC (“Eldorado”) providing for the acquisition of the Company by certain affiliates of Eldorado.  The Agreement also contemplates a financial restructuring of HCS that will significantly reduce outstanding secured debt obligations and annual cash interest payments.  Copies of the Agreement and the press release announcing the signing of the Agreement are attached as Exhibits 2.1 and 99.1 and are incorporated by reference in their entirety.

Under the proposed restructuring, the reorganized Company would issue $140 million of new first mortgage notes (the “New Notes”), $20 million of PIK Preferred Equity Securities (the “PIK Securities”), a 25% non-voting equity interest in the reorganized Company (the “Non-Voting Securities”), and cash in an amount to be determined, in exchange for existing secured notes in the principal face amount of $189 million plus accrued interest and certain non-ordinary course unsecured obligations of the Company.  The affiliates of Eldorado would acquire all the voting securities of the reorganized Company (the “Voting Securities”).

The Company intends to effectuate the sale and related financial restructuring transaction through a prepackaged Chapter 11 bankruptcy reorganization, expected to be filed in the fourth quarter of this year.  The Agreement remains subject to final documentation, subsequent noteholder solicitation and acceptance, filing with and approval by the Bankruptcy Court of the Agreement, Louisiana Gaming Control Board approval and certain other conditions.

Item 3.02.  Unregistered Sales of Equity Securities.

As described in Item 1.01 above, as part of the recapitalization of the Company, the Company would issue New Notes, PIK Securities and Non-Voting Securities to the holders of the existing secured notes and would issue the Voting Securities to certain affiliates of Eldorado.  The issuance of all such securities would be made under a Chapter 11 plan and would not be registered under the Securities Act of 1933 pursuant to the exemption provided under Section 1145 of the Bankruptcy Code.

Item 3.03.  Material Modification to Rights of Security Holders

See Item 1.01.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Agreement, dated August 27, 2004, by and between Hollywood Casino Shreveport and Eldorado Resorts, LLC

99.1	Press Release issued August 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 1, 2004	Hollywood Casino Shreveport
	By:	HCS I, Inc., its Managing General Partner

	By:	/s/John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Dated: September 1, 2004	Shreveport Capital Corporation

	By:	/s/John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement, dated August 27, 2004, by and between Hollywood Casino Shreveport and Eldorado Resorts, LLC

99.1	Press Release issued August 30, 2004